FOR IMMEDIATE RELEASE:
Contact:
Bradley S. Everly
EVP, Chief Financial Officer
Phone 717.530.2604
77 East King Street | Shippensburg, PA

Orrstown Financial Services, Inc. Reports Fourth Quarter and Full Year Results

SHIPPENSBURG, PA (January 25, 2012) Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF) today announced a fourth quarter loss, excluding goodwill impairment, of $0.18 per share. A onetime non-cash charge of $19.4 million in goodwill impairment was also reported. Thus, the Company reported a GAAP net loss for the quarter ended December 31, 2011 of $20.5 million, compared to net income in the fourth quarter of 2010 of $4.4 million, and a net loss for the year ended December 31, 2011 of $23.0 million, compared to net income of $16.6 million for the same period in 2010.  Diluted earnings (loss) per share amounted to ($2.54) for the quarter ended December 31, 2011, as compared to $0.55 for the fourth quarter of 2010.  On full year basis, diluted earnings (loss) per share totaled ($2.86) for the year ended 2011, compared to $2.17 in 2010.

As discussed further below, the Company recorded a non-cash goodwill impairment charge of $19.4 million during the quarter ended December 31, 2011, which impacted earnings for the quarter but had little impact on the Company’s regulatory capital ratios or tangible book value.  As a result of the Company’s annual goodwill testing, the charge was taken due to several factors, including recent trading multiples of the Company’s common stock relative to its book value and certain events in the quarter more fully described in this release.  All goodwill is now removed from the Company’s balance sheet.  Net loss excluding goodwill impairment was $1.5 million and $4.0 million for the quarter and year ended December 31, 2011, respectively. Diluted losses per share excluding the goodwill impairment charge were $0.18 and $0.49 for the quarter and year ended December 31, 2011.

Thomas R. Quinn, Jr., President & CEO, commented, “Our strong capital levels allowed us to take proactive steps to strengthen the Company’s balance sheet.  While the non-cash, nonrecurring, charge to goodwill affects short term earnings, it has minimal impact on our regulatory capital ratios or tangible book value.”

“As reported previously, we are taking vigorous steps to address the asset quality issues and return the Company to consistent profitability.  Our Credit Administration department, processes, and procedures have been greatly enhanced since mid-2011 and the Special Asset Group is actively engaged in the identification and work out of problem credits in the manner most favorable to the Company. The re-engineering of our credit processes and procedures have made us a stronger bank that is well positioned for the future when conditions rebound. Based upon the quarter’s performance, regulatory guidance and to help insure continued capital strength no dividend will be declared at this time,” Quinn concluded.

QUARTERLY OPERATING RESULTS

Net loss for the quarter ended December 31, 2011 was $20.5 million, compared to net income of $4.4 million for the same quarter in 2010, resulting in diluted earnings (loss) per share of ($2.54) and $0.55 for the periods, respectively.  As a result of the loss in 2011, the Company’s return on assets and return on tangible equity ratios were negative, compared to 1.15% and 12.22%, respectively, for the quarter ended December 31, 2010.   Net loss excluding goodwill impairment was $1.5 million for the quarter ended December 31, 2011, and diluted loss per share excluding the goodwill impairment charge was $0.18 for the period.

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Net Interest Income

Net interest income totaled $11.6 million for the three months ended December 31, 2011, a $686 thousand, or 5.5%, decrease compared to the $12.3 million earned in the same period in 2010.  The decline in net interest income is a result of both rate and volume.  The net interest margin for the three months ended December 31, 2011 was 3.45%, compared to 3.60% for the three months ended December 31, 2010.  The increase in nonaccrual loans combined with the low interest rate environment has put pressure on net interest margin.  Additionally, average interest earning assets of $1.40 billion for the three months ended December 31, 2011 was slightly behind 2010’s average of $1.41 billion.  The Company has been able to lower its overall cost of funds to 0.68% for the period, an improvement over the prior year’s cost of funds of 0.86% and the linked quarter’s cost of 0.72%.

Provision for Loan Losses

The provision for loan losses for the three months ended December 31, 2011 totaled $12.6 million, an increase over the fourth quarter 2010 provision of $1.4 million.  The increase in the provision for loan losses over the prior period was attributable to replenishing the allowance for loan losses from $8.2 million of charge-offs experienced during the quarter, combined with decreases in asset quality ratios, including elevated levels of nonaccrual loans and restructured loans as noted in “Asset Quality” below.

Noninterest Income

Noninterest income, excluding securities gains, totaled $4.4 million for the three months ended December 31, 2011, compared to $4.7 million for the same period in 2010.  Revenue increases were posted in trust and brokerage income of 8.5% and mortgage banking income of 34%.  However, service charges on deposit accounts and lower loan-related income, which includes prepayment fees, letter of credit fees and other loan service charges declined by 4% and 49%, respectively.

Securities gains totaled $3.0 million for the three months ended December 31, 2011, compared to $400 thousand for the same period in 2010.  The difference in gains taken between the two periods was the result of interest rate and market conditions, the Company’s asset liability management strategies and to maintain capital levels.

Noninterest expenses

Noninterest expenses amounted to $30.5 million for the three months ended December 31, 2011, as compared to $10.0 million for the corresponding prior year period.  The primary reason for the increase was the goodwill impairment charge of $19.4 million, as discussed above. Additional reasons for the increase in expenses can be partially attributed to increased professional services, which increased from $287,000 for the third quarter 2010 to $1.5 million for the same period in the current year.  Professional services include expenses associated with loan review assistance, legal and accounting costs associated with the increased complexity of the Company and regulatory issues.  In addition, collection and real estate expenses increased 160.5% from $245,000 for the fourth quarter of 2010 to $845,000 in 2011, as a direct result of the increase in the Company’s nonperforming assets.  Included in other operating expenses for the fourth quarter of 2011 with no corresponding charge in 2010 is a provision for off-balance sheet reserves totaling $537,000 that has been established for anticipated losses on loans committed, not yet funded.  Partially offsetting these increases in noninterest expenses was a reduction in employee benefits, as certain performance based compensation plans have been lowered or eliminated in light of the Company’s 2011 performance.

In the fourth quarter of 2011, the Company recorded a non-cash impairment charge of $19.4 million related to goodwill previously recorded.  Annually, the Company completes an analysis to determine if its goodwill is impaired.  For the purpose of the goodwill impairment test, the fair value of the Company, its reporting unit, was based upon observable market transactions of similar companies and future discounted cash flows.  The goodwill impairment resulted from several factors, the most prominent being decreases in trading multiples of the Company’s common stock, overall valuations  of comparable organizations, a deterioration in asset quality of the commercial real estate portfolio, and the negative impact of deteriorating asset quality on expected cash flows.   The non-cash goodwill impairment charge has no impact on regulatory capital ratios, or the Company’s liquidity position.  The majority of the goodwill impairment charge is not deductible for tax purposes, although a portion of the charge resulted in a tax benefit of $451,000.

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As a result of the increase in non-interest expense combined with declining net interest and noninterest income, the Company’s efficiency ratio for the fourth quarter of 2011 declined to 63.9%, compared to 56.4% reported in the same period in 2010.  The efficiency ratio expresses noninterest expense as a percentage of tax equivalent net interest income and noninterest income, excluding securities gains and the goodwill impairment charge.

FISCAL YEAR OPERATING RESULTS

For the year ended December 31, 2011, the Company incurred a net loss of $23.0 million, compared to net income of $16.6 million 2010, resulting in diluted earnings (loss) per share of ($2.86) and $2.17 for the fiscal years.  As a result of the net loss for the period, the Company’s return on assets and return on tangible equity ratios were negative for the year, compared to 1.21% and 13.19% respectively for 2010.  Net loss excluding goodwill impairment was $4.0 million for the year ended December 31, 2011, and diluted loss per share excluding goodwill impairment charge was $0.49 for the period.

Net Interest Income

Net interest income totaled $49.6 million for the year ended December 31, 2011, a $3.9 million, or 8.5% increase over 2010.   The growth in net interest income came principally through growth in volume as interest earning assets averaged $1.43 billion for the year ended December 31, 2011, compared to $1.28 billion for the same period in 2010.  Slightly offsetting the growth in interest earning assets was a 7 basis point decline in net interest margin.  Despite the low interest rate environment, the Company has been able to manage its blend of interest earning assets and liabilities so that the net interest margin has only declined marginally, from 3.73% for the year ended 2010 to 3.66% in 2011, which included the lowering of its overall cost of funds to 0.75% for the year ended December 31, 2011.

Provision for Loan Losses

The provision for loan losses for the year ended December 31, 2011 totaled $44.9, a significant increase over the prior year’s amount of $8.9 million.  The factors attributable to the increase in the provision for loan losses included the following:

·
An additional charge-off of $5.6 million on a previously reported commercial credit in which the borrower is currently in bankruptcy. As a result of Orrstown Bank (the “Bank”)’s recent termination of its involvement with the borrower’s Plan of Reorganization exit financing, it was determined prudent to charge-off the entire loan balance, as the Bank is presently listed as an unsecured non-priority claimant in the pre-petition indebtedness.

·
Prolonged softening real estate conditions, particularly in the Bank’s southern market, have resulted in additional loan loss provisions, as the allowance for loan losses was increased by $9.1 million after partial charge-offs that related to borrowings that were collateral dependent.  Upon receiving updated appraisals in 2011, it was noted that the appraised values were significantly less than previous appraisals, or even listed sales prices. Real estate values are depressed due to lack of growth in the market and an abundance of available properties.

·
The Bank’s recognition of continuing softness in overall economic conditions and deterioration of underlying collateral securing lending relationships resulted in an ongoing credit review process during the year.  This process led to downgraded internal risk ratings on many existing credits, and subsequently raised required reserve levels.   Loans classified as ‘substandard’ or ‘doubtful’ have increased to $156.7 million as of December 31, 2011, compared to $67.8 at December 31, 2010.  Classified loans have increased $10.4 million, or 7.1% from September 30, 2011’s balance of $146.3 million.

·
The continued economic pressures on customers and valuations on underlying collateral resulted in management increasing its qualitative reserve allocations on its loan portfolios to reflect these conditions. In addition, the $30.9 million in net charge-offs experienced in 2011 resulted in increased quantitative reserve allocations to specific loan portfolios.

Noninterest Income

Noninterest income, excluding securities gains, totaled $20.4 million for the twelve months ended December 31, 2011, compared to $19.3 million for the same period in 2010.  Revenue increases were generated in most business lines, with trust and brokerage income and mortgage banking activities posting 14.5% and 31.3% increases, respectively.  Results

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for 2010 had also been impacted by $239,000 recognized in life insurance death benefits upon the death of a former director, whereas 2011’s income was enhanced due to a gain on the sale of its merchant services business of $995,000. Additionally, gains on the sale of an interest rate swap totaling $791,000 were recognized in 2011, which is consistent with the $778,000 earned in 2010.  Loan related fees, which include prepayment penalties, letters of credit fees and other loan related services, declined in 2011.

Securities gains totaled $6.2 million for the year ended December 31, 2011, compared to $3.6 million for 2010.  The Company continues to take securities gains due to interest rate and market conditions, the Company’s asset liability management strategies, and to maintain capital levels.

Noninterest expenses

Noninterest expenses amounted to $60.5 million for the year ended December 31, 2011, as compared to $36.7 million for the prior year.  The largest reason for the increase was the goodwill impairment charge of $19.4 million, as discussed above.  Additional increases in expenses can be attributed to increased professional services, including loan review assistance and legal costs associated with loan workouts, foreclosures and regulatory matters.  FDIC insurance costs continue to increase due to the increased level of deposits and higher assessments recorded in 2011 compared to 2010. Included in other operating expenses is a provision for off-balance sheet reserves totaling $787,000 that has been established for anticipated losses on loans committed, not yet funded.  Offsetting these increases in noninterest expenses was a reduction in employee benefits, as certain performance based compensation plans have been lowered or eliminated in light of the Company’s 2011 performance.

The Company’s efficiency ratio for the year ended December 31, 2011 was 55.2%, slightly behind 2010’s ratio of 54.3%.

FINANCIAL CONDITION

Assets declined $58.6 million to $1.45 billion at December 31, 2011 from $1.51 billion at December 31, 2010.  In light of deteriorating asset quality conditions, the Company has curbed its balance sheet growth in order to address and enhance credit administration and underwriting processes and procedures.  Total loans receivable at December 31, 2011 of $968.0 million remained flat on a year over year basis, and have declined from September 30, 2011’s balance of $996.5 million.

Deposits increased by 2.4%, or $28.5 million to over $1.2 billion at December 31, 2011 from December 31, 2010.  A portion of the growth in deposits was in core deposits combined with certain customers, whose accounts migrated from repurchase agreements, and were previously included as short-term borrowings in the balance sheet.  Offsetting these deposit increases was a reduction in time deposits, including non-core deposits, as funding needs have declined.  A portion of the securities portfolio was not reinvested, but was used to fund maturing long-term borrowings, and with interest rates at historical lows, balances were left in liquid interest bearing deposit accounts.

Shareholders’ Equity

Shareholders’ equity decreased $23.3 million for the year ended 2011, and totaled $137.2 million at December 31, 2011.  This decrease was primarily the result of the net loss posted for the period and dividends declared; slightly offset by an increase in accumulated other comprehensive income.  Despite the decline in shareholders’ equity, the Company’s tangible equity of $136.2 million only declined $3.6 million.  In addition, the Company’s regulatory capital ratios remain strong and exceed all regulatory minimums to be considered well capitalized, including tier-1 leverage ratio of 8.9%, tier-1 risk-based capital ratio of 12.7% and total risk-based capital ratio of 13.9%.

Asset Quality

The Company continues to monitor its classified loans in light of the continued softness in economic conditions and collateral values.  As a result of this monitoring, additional nonperforming assets and other risk elements were identified in the fourth quarter of 2011.  Total risk elements, which include nonaccrual loans, other real estate owned, restructured loans still accruing and loans past due 90 days or more still accruing, increased to $105.1 million at December 31, 2011, from $74.6 million and $18.4 million at September 30, 2011 and December 31, 2010, respectively.

The largest increase in risk elements was nonaccrual loans, which totaled $70.9 million at December 31, 2011, compared to $13.9 million at December 31, 2010 and $31.2 million at September 30, 2011.  The increase in nonaccrual loans since December 31, 2010 is the result of loans totaling $92.3 million being moved to nonaccrual status during the

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year, $30.4 million of loans being charged-off, $2.3 million of loans foreclosed on and transferred to other real estate owned, and $2.6 million of net pay downs.  Since September 30, 2011, nonaccrual loans increased by $39.8 million, a result of $49.9 million of loans moved to non-accrual status, offset by $8.2 million in loans charged-off, $1.8 million foreclosed on and transferred to real estate owned, and $125 thousand in net pay downs.

Restructured loans totaled $32.0 million at December 31, 2011 compared to $1.2 million at December 31, 2010.  The Company designated certain relationships in which management worked with the borrower and modified terms and conditions, principally extension of loan maturities, as restructured loans.  Despite the Company’s ability to increase the rate on many of these loans to a floor rate of interest and strengthening of loan quality with additional collateral in certain instances, the loans were designated as restructured as the borrowers were experiencing financial difficulties, and the new rates were below a market rate of interest for similar risk characteristics.

As a result of the elevated level of nonaccruing loans and other risk elements, the Company has increased the number of personnel in its loan workout and credit review departments and outsourced certain credit review responsibilities in order to identify problem loans, mitigate the Company’s risk of loss, and to reduce its level of nonaccrual and classified loans.  During the second half of 2011, new appraisals were received on many criticized assets and updated financial statements were received on these borrowers, and continued softness in the real estate market coupled with deteriorating financial conditions and global cash flows of the borrowers, reclassifying certain loans to nonaccrual status was determined to be an appropriate course of action.

Summary of Financial Highlights:
For Quarter Ended:	December 31, 2011	December 31, 2010	% Change
Net income (loss)	$(20,481,000)	$4,375,000	-568.1%
Net income (loss) excluding goodwill impairment charge	$(1,485,000)	$4,375,000	-133.9%
Diluted earnings (loss) per share	$(2.54)	$0.55	-561.8%
Diluted earnings (loss) per share excluding goodwill impairment charge	$(0.18)	$0.55	-132.7%
Dividends per share	$0.00	$0.225	-100.0%
Return on average assets	(5.51%)	1.15%
Return on average equity	(55.6%)	10.59%
Return on average tangible assets (1)	(0.39%)	1.18%
Return on average tangible equity (1)	(4.15%)	12.22%
Net interest income	11,584,000	12,270,000	-5.6%
Net interest margin	3.45%	3.60%

For Twelve Months Ended:	December 31, 2011	December 31, 2010	% Change
Net income (loss)	$(22,964,000)	$16,581,000	-238.5%
Net income (loss) excluding goodwill impairment charge (1)	$(3,968,000)	$16,581,000	-123.9%
Diluted earnings (loss) per share	$(2.86)	$2.17	-231.2%
Diluted earnings (loss) per share excluding goodwill impairment charge (1)	$(0.49)	$2.17	-122.6%
Dividends per share	$0.69	$0.89	-22.5%
Return on average assets	(1.51%)	1.21%
Return on average equity	(14.61%)	11.22%
Return on average tangible assets (1)	(0.26%)	1.23%
Return on average tangible equity (1)	(2.74%)	13.19%
Net interest income	$49,607,000	$45,735,000	8.5%
Net interest margin	3.66%	3.73%

Balance Sheet Highlights:	December 31, 2011	December 31, 2010	% Change
Assets	$1,453,097,000	$1,511,722,000	-3.9%
Loans, gross	967,993,000	966,986,000	0.1%
Allowance for loan losses	30,015,000	16,020,000	87.4%
Deposits	1,216,902,000	1,188,377,000	2.4%
Shareholders' equity	137,197,000	160,484,000	-14.5%
Tangible equity (1)	136,156,000	139,786,000	-2.6%

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(1)  Supplemental Reporting of Non-GAAP-based Financial Measures

Net income (loss) excluding impairment charge, and related net income (loss) per share effect, are non-GAAP-based financial measures, in which management feels it is a better based financial measures that excludes the effects of non-cash goodwill impairment charges.  Management utilizes net income (loss) excluding impairment charge and related per share impact, as it is believed to better reflect the sustainable operating performance of the Company. Return on average tangible assets and return on average tangible equity are other non-GAAP-based financial measures calculated using non-GAAP-based amounts.  The most directly comparable GAAP-based measures are return on average assets and return on average equity, which are calculated using GAAP-based amounts.  The Company calculates the return on average tangible assets and equity by excluding the balance of intangible assets and their related impairment charges and amortization expense, net of tax, from the calculation of return on average assets and equity.  Management uses the return on average tangible assets and equity to assess the Company’s core operating results and believes that this is a better measure of our operating performance, as it is based on the Company's tangible assets and capital.  Further, we believe that by excluding the impact of purchase accounting adjustments it allows for a more meaningful comparison with the Company's peers, particularly those that may not have acquired other companies.  Lastly, the exclusion of goodwill and intangible assets is consistent with the treatment by bank regulatory agencies, which exclude these amounts from the calculation of risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  A reconciliation of net income (loss), return on average assets and equity to net income (loss) excluding goodwill impairment charge, return on average tangible assets and equity, respectively, is set forth below.

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December 31,		December 31,
For Quarter Ended:	2011	2010
Net income (loss) (GAAP basis)	$ (20,481,000)	$ 4,375,000
Effect of goodwill impairment charge	18,996,000	0
Net income (loss) excluding goodwill impairment charge	$ (1,485,000)	$ 4,375,000

Return on average assets (GAAP basis)	(5.51%)	1.15%
Effect of excluding average intangible
assets and related amortization, net of tax	5.12%	0.03%
Return on average tangible assets	(0.39%)	1.18%

Return on average equity (GAAP basis)	(55.60%)	10.59%
Effect of excluding average intangible
assets and related amortization, net of tax	51.45%	1.63%
Return on average tangible equity	(4.15%)	12.22%

	December 31,	December 31,
For Twelve Months Ended:	2011	2010
Net income (loss) (GAAP basis)	$ (22,964,000)	$ 16,581,000
Effect of goodwill impairment charge	18,996,000	0
Net income (loss) excluding goodwill impairment charge	$ (3,968,000)	$ 16,581,000

Return on average assets (GAAP basis)	(1.51%)	1.21%
Effect of excluding average intangible
assets and related amortization, net of tax	1.25%	0.02%
Return on average tangible assets	(0.26%)	1.23%

Return on average equity (GAAP basis)	(14.61%)	11.22%
Effect of excluding average intangible
assets and related amortization, net of tax	11.87%	1.97%
Return on average tangible equity	(2.74%)	13.19%

Tangible equity is a non-GAAP financial measure calculated using non-GAAP based amounts.  The most directly comparable GAAP based measure is shareholders’ equity.  In order to calculate tangible equity, Company management subtracts intangible assets from shareholders’ equity.  A reconciliation of tangible equity to shareholders’ equity is set forth below.

	December 31,	December 31,
Total At End of Quarter:	2011	2010
Shareholders' equity	$ 137,197,000	$ 160,484,000
Less: intangible assets	1,041,000	20,698,000
Tangible equity	$ 136,156,000	$ 139,786,000

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This release references tax-equivalent net interest income which is a non-GAAP financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 35%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	December 31,	December 31,
For Quarter Ended:	2011	2010
Net interest income	$11,584,000	$12,270,000
Effect of tax exempt income	681,000	626,000
Net interest income, tax equivalent basis	$12,265,000	$12,896,000

	December 31,	December 31,
For Twelve Months Ended:	2011	2010
Net interest income	$49,607,000	$45,735,000
Effect of tax exempt income	2,805,000	1,941,000
Net interest income, tax equivalent basis	$52,412,000	$47,676,000

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)*
	December 31,	December 31,
(Dollars in thousands, Except per Share Data)	2011	2010
Assets
Cash and due from banks	$19,630	$10,400
Federal funds sold	0	8,800
Cash and cash equivalents	19,630	19,200

Short-term investments	0	2,728
Interest bearing deposits with banks	90,039	925
Restricted investments in bank stock	11,758	8,798
Securities available for sale	310,365	431,772

Loans held for sale	2,553	2,693
Loans	965,440	964,293
Less: Allowance for loan losses	(30,015)	(16,020)
Net Loans	937,978	950,966

Premises and equipment, net	27,183	27,774
Cash surrender value of life insurance	24,147	22,649
Goodwill and intangible assets	1,041	20,698
Accrued interest receivable	4,548	5,715
Other assets	26,408	20,497
Total assets	$1,453,097	$1,511,722

Liabilities
Deposits:
Non-interest bearing	$111,930	$104,646
Interest bearing	1,104,972	1,083,731
Total deposits	1,216,902	1,188,377

Short-term borrowings	35,013	87,850
Long-term debt	53,798	65,178
Accrued interest and other liabilities	10,187	9,833
Total liabilities	1,315,900	1,351,238

Shareholders' Equity
Preferred Stock, $1.25 par value per share; 500,000 shares authorized;
no shares issued or outstanding	0	0
Common stock, no par value - $ 0.05205 stated value per share
50,000,000 shares authorized; 8,055,787, and 7,986,966
shares issued; 8,054,975; and 7,985,667
shares outstanding	419	416
Additional paid - in capital	122,514	121,508
Retained earnings	9,744	38,680
Accumulated other comprehensive income (loss)	4,089	(88)
Treasury stock - common, 812 and 1,299 shares, at cost	(20)	(32)
Total shareholders' equity	137,197	160,484
Total liabilities and shareholders' equity	$1,453,097	$1,511,722

*The consolidated balance sheet at December 31, 2010 has been derived from audited financial statements at that date.

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	December 31,	December 31,
(Dollars in thousands, Except per Share Data)	2011	2010
Interest and dividend income
Interest and fees on loans	$11,693	$12,328
Interest and dividends on investment securities
Taxable	1,588	2,292
Tax-exempt	676	682
Short-term investments	51	22
Total interest and dividend income	14,008	15,324

Interest expense
Interest on deposits	2,162	2,610
Interest on short-term borrowings	28	147
Interest on long-term debt	234	297
Total interest expense	2,424	3,054

Net interest income	11,584	12,270
Provision for loan losses	12,550	1,375
Net interest income after provision for loan losses	(966)	10,895

Other income
Service charges on deposit accounts	1,608	1,673
Other service charges, commissions and fees	290	575
Trust department income	1,125	977
Brokerage income	313	349
Mortgage banking activities	748	559
Earnings on life insurance	273	308
Merchant processing revenue	0	276
Other income	(3)	24
Investment securities gains	3,025	383
Total other income	7,379	5,124

Other expenses
Salaries and employee benefits	3,808	5,033
Occupancy expense	471	462
Furniture and equipment	661	762
Data processing	125	356
Telephone	180	185
Advertising and bank promotions	416	414
FDIC Insurance	415	659
Professional services	1,537	287
Taxes other than income	205	177
Goodwill amortization and Intangible asset amortization	19,500	53
Other operating expenses	3,168	1,650
Total other expenses	30,486	10,038
Income (loss) before income tax (benefit)	(24,073)	5,981
Income tax expense (benefit)	(3,592)	1,606
Net income (loss)	$(20,481)	$4,375

Per share information:
Basic earnings (loss) per share	$(2.54)	$0.55
Diluted earnings (loss) per share	(2.54)	0.55
Dividends per share	0.00	0.225
Average shares and common stock equivalents outstanding	8,053,955	8,015,735

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Twelve Months Ended
	December 31,	December 31,
(Dollars in thousands, Except per Share Data)	2011	2010
Interest and dividend income
Interest and fees on loans	$48,917	$48,494
Interest and dividends on investment securities
Taxable	8,334	7,744
Tax-exempt	2,972	2,069
Short-term investments	138	116
Total interest and dividend income	60,361	58,423

Interest expense
Interest on deposits	9,368	10,682
Interest on short-term borrowings	314	487
Interest on long-term debt	1,072	1,519
Total interest expense	10,754	12,688

Net interest income	49,607	45,735
Provision for loan losses	44,875	8,925
Net interest income after provision for loan losses	4,732	36,810

Other income
Service charges on deposit accounts	6,411	6,388
Other service charges, commissions and fees	1,313	2,272
Trust department income	4,216	3,606
Brokerage income	1,573	1,450
Mortgage banking activities	3,007	2,290
Earnings on life insurance	1,110	1,192
Merchant processing revenue	1,850	1,118
Other income	916	1,024
Investment securities gains	6,224	3,636
Total other income	26,620	22,976

Other expenses
Salaries and employee benefits	17,506	19,120
Occupancy expense	1,987	2,002
Furniture and equipment	2,705	2,742
Data processing	1,161	1,278
Telephone	662	730
Advertising and bank promotions	1,246	1,209
FDIC Insurance	2,417	1,798
Professional services	3,531	856
Taxes other than income	841	764
Goodwill impairment and Intangible asset amortization	19,657	240
Other operating expenses	8,766	5,996
Total other expenses	60,479	36,735
Income (loss) before income tax (benefit)	(29,127)	23,051
Income tax expense (benefit)	(6,163)	6,470
Net income (loss)	$(22,964)	$16,581

Per share information:
Basic earnings (loss) per share	$(2.86)	$2.18
Diluted earnings (loss) per share	$(2.86)	$2.17
Dividends per share	$0.69	$0.89
Average shares and common stock equivalents outstanding	8,026,726	7,637,824

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ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable Equivalent Basis

	Three Months Ended
	December 31, 2011			December 31, 2010
		Tax	Tax		Tax	Tax
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold
& interest bearing
bank balances	$73,868	$51	0.24%	$20,798	$22	0.42%
Securities	345,996	2,629	3.04	451,294	3,341	2.97
Loans	982,920	12,009	4.79	942,152	12,587	5.24
Total interest-earning
Assets	1,402,784	14,689	4.13	1,414,244	15,950	4.45
Other assets	71,188			91,295
Total	$1,473,972			$1,505,539

Liabilities and Shareholders' Equity
Interest bearing
demand deposits	$555,206	$430	0.29	$423,248	$512	0.48
Savings deposits	71,877	30	0.17	66,266	40	0.24
Time deposits	516,116	1,702	1.31	576,538	2,058	1.42
Short-term borrowings	27,111	28	0.44	114,650	147	0.50
Long-term debt	35,948	234	2.58	44,597	297	2.61
Total interest bearing
Liabilities	1,206,258	2,424	0.79	1,225,299	3,054	0.96
Non-interest bearing
demand deposits	111,658			105,748
Other	9,903			10,590
Total Liabilities	1,327,819			1,341,637
Shareholders' Equity	146,153			163,902
Total	$1,473,972		0.68%	$1,505,539		0.86%
Net interest income (FTE)/
net interest spread		12,265	3.34%		$12,896	3.48%
Net interest margin			3.45%			3.60%
Tax-equivalent adjustment		(681)			(626)
Net interest income		$11,584			$12,270

NOTES:	Yields and interest income on tax-exempt assets have been computed on a fully taxable equivalent basis assuming a 35% tax rate.
For yield calculation purposes, nonaccruing loans are included in the average loan balance.

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ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable Equivalent Basis
	Year Ended
	December 31, 2011			December 31, 2010
		Tax	Tax		Tax	Tax
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold
& interest bearing
bank balances	$42,690	$138	0.32%	$25,864	$116	0.45%
Securities	396,473	12,906	3.26	344,268	10,927	3.17
Loans	993,828	50,122	5.04	910,398	49,321	5.42
Total interest-earning
Assets	1,432,991	63,166	4.41	1,280,530	60,364	4.71
Other assets	84,801			93,487
Total	$1,517,792			$1,374,017

Liabilities and Shareholders' Equity
Interest bearing
demand deposits	$486,793	1,710	0.35	$400,474	2,517	0.63
Savings deposits	71,059	140	0.20	63,763	167	0.26
Time deposits	574,079	7,518	1.31	509,426	7,998	1.57
Short-term borrowings	63,271	314	0.50	91,872	487	0.53
Long-term debt	42,308	1,072	2.53	51,886	1,519	2.93
Total interest bearing
Liabilities	1,237,510	10,754	0.87	1,117,421	12,688	1.14
Non-interest bearing
demand deposits	113,157			99,636
Other	9,901			9,229
Total Liabilities	1,360,568			1,226,286
Shareholders' Equity	157,224			147,731
Total	$1,517,792		0.75%	$1,374,017		0.98%
Net interest income (FTE)/
net interest spread		52,412	3.54%		$47,676	3.57%
Net interest margin			3.66%			3.73%
Tax-equivalent adjustment		(2,805)			(1,941)
Net interest income		$49,607			$45,735

NOTES:	Yields and interest income on tax-exempt assets have been computed on a fully taxable equivalent basis assuming a 35% tax rate.
For yield calculation purposes, nonaccruing loans are included in the average loan balance.

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Nonperforming Assets / Risk Elements

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in Thousands)	2011	2011	2011	2011	2010
Nonaccrual loans (cash basis)	$70,950	$31,174	$14,762	$13,106	$13,896
Other real estate (OREO)	2,165	2,754	1,240	847	1,112
Total nonperforming assets	73,115	33,928	16,002	13,953	15,008
Restructured loans still accruing	31,959	37,725	34,844	1,177	1,181
Loans past due 90 days or more and still accruing	0	2,956	3,617	3,687	2,248
Total risk assets	$105,074	$74,609	$54,463	$18,817	$18,437

Loans 30-89 days past due	6,723	21,365	11,021	14,272	5,335

Asset quality ratios:
Total nonaccrual loans to loans	7.33%	3.15%	1.48%	1.33%	1.44%
Total nonperforming assets to assets	4.97%	2.24%	1.05%	0.92%	0.99%
Total nonperforming assets to total loans and OREO	7.54%	3.42%	1.60%	1.42%	1.55%
Total risk assets to total loans and OREO	10.83%	7.52%	5.44%	1.91%	1.91%
Total risk assets to total assets	7.14%	4.92%	3.56%	1.24%	1.22%

Allowance for loan losses to total loans	3.10%	2.60%	2.72%	1.87%	1.66%
Allowance for loan losses to nonaccrual loans	42.30%	82.37%	184.34%	140.31%	115.28%
Allowance for loan losses to nonaccrual and
restructured loans still accruing	29.17%	37.27%	54.86%	128.80%	106.25%

Roll forward of Allowance for Loan Losses

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(Dollars in Thousands)	2011	2010	2011	2010

Balance at beginning of period	$25,677	$15,386	$16,020	$11,067
Provision for loan losses	12,550	1,375	44,875	8,925
Recoveries	23	4	52	95
Loans charged-off	(8,235)	(745)	(30,932)	(4,067)
Balance at end of period	$30,015	$16,020	$30,015	$16,020

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About the Company:

With nearly $1.5 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland.  Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement:

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Company's business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.'s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

The review period for subsequent events extends up to and including the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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